UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2010

ARMSTRONG WORLD INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-2116	23-0366390
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 3001, Lancaster, Pennsylvania	17604
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 397-0611

NA
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events.

Item 8.01 Other Events.

The 2008 Directors Stock Unit Plan (the “2008 Plan”), provides for the grant of stock units to non-employee directors of the Company as payment for a portion of the director’s annual retainer.

On October 29, 2010, in accordance with the 2008 Plan, Armstrong World Industries, Inc. (the “Company”) granted to each of Tao Huang, Michael F. Johnston, Larry S. McWilliams, Richard E. Wenz and Bettina M. Whyte a 2010 annual award of 2,042 stock units. The Company also granted to each of Stan A. Askren, James J. Gaffney, James J. O’Connor and John J. Roberts a 2010 award of 1,532 stock units. The differences in the number of shares granted to directors reflects, as allowed by the 2008 Plan, a pro-ration based on the period of time served by the directors between their election to the Board of Directors and the next annual meeting of the shareholders; in the case of the directors receiving 1,532 units, the grants supplement grants received in October 2009. The Board also awarded to James J. O’Connor, the Chairman of the Board, an additional 1,278 share units in respect of his service as Chairman for the period November 2010 until the next annual meeting of the shareholders.

All such share units vest, contingent upon the director’s continued service as a director of the Company, on the day before the 2011 annual meeting of shareholders, currently scheduled for June 23, 2011 or, if earlier: (i) the death or total and permanent disability of the director; or (ii) the date of any change-in-control event, as defined under the 2008 Plan, and are subject to other terms specified in the 2008 Plan. The 2008 Plan is incorporated by reference from the 2008 Annual Report on Form 10-K, wherein it appeared as Exhibit 10.27. The Unit Agreement form granting the annual grant is incorporated by reference from the Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, wherein it appeared as Exhibit 10.27.

In connection with amendments to the 2008 Plan, effective November 30, 2010, annual grants will be awarded to non-employee directors each year on the first business day following the first regular Board meeting following the annual meeting of shareholders. The 2008 Plan, as amended, is incorporated by reference from the Current Report on Form 8-K dated August 5, 2010, wherein it appeared as Exhibit 99.3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG WORLD INDUSTRIES, INC.
By:	/s/ Jeffrey D. Nickel
Jeffrey D. Nickel
Senior Vice President, General Counsel and Secretary

Date: November 2, 2010